Exhibit 23.1

                       CONSENT OF ROBERT C. OLIVIERI, JR.
                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Log Point Technologies, Inc, for the year ending June 30, 2000, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Form 10-KSB filed with the securities and Exchange Commission for Log Point Technologies, Inc., dated September 26, 2000.

By:  /s/  Robert C. Olivieri, Jr.
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          ROBERT C. OLIVIERI, JR.
          Certified Public Accounts


A Professional Corporation
2040 Street Road, Suite 8
Bensalem, Pennsylvania
September 26, 2000